SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant TO SECTION 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 6, 2003

BETA OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-68381	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 S. Yale, Suite 813, Tulsa, OK	74136
(Address of principal executive offices)	(Zip Code)

(918) 495-1011
(Registrant’s telephone number, including area code)

Item 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

On May 5, 2003, we appointed Ernst & Young, LLP (“EY”) as independent auditors to perform the audit of our financial statements for fiscal year 2003.  The appointment is to be effective on June 20, 2003 if it is ratified by our shareholders at our annual meeting scheduled for that date. If the stockholders do not ratify the appointment of EY, the audit committee will reconsider the appointment.

EY will replace HEIN + ASSOCIATES LLP (‘HEIN”) who audited our financial statements for fiscal year 2002 and was our independent auditor from 1997 to 2002.  We are engaging a different independent accounting firm for 2003 due to our desire to have independent auditors with an office and presence in Tulsa, Oklahoma where the Company’s corporate office is located.  HEIN does not maintain a Tulsa office.   The Hein representatives with whom we deal are located in  Orange, California.  HEIN will remain our independent auditors until June 20, 2003. We notified HEIN of our decision on May 6, 2003.

The decision to replace HEIN and engage EY was made by the audit committee of our board of directors and approved by the entire board.

In connection with the audits for the Company’s fiscal years ended December 31, 2002 and 2001, there were no disagreements with HEIN on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HEIN, would have caused it to make reference thereto in its report on the financial statements of the Company for such time periods. Also, during those time periods, there were no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

The reports of HEIN on our financial statements for the two fiscal years ended December 31, 2002 and 2001, neither contained an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two fiscal years ended December 31, 2002 and 2001, we did not consult with EY with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

16.           May 8, 2003 letter from Hein + Associates LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

BETA OIL & GAS, INC.

Date: May 8, 2003	By:	/s/ Joseph L. Burnett
Joseph L. Burnett
Chief Financial Officer and
Principal Accounting Officer